Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
1.In connection with the Annual Report on Form 20-F of argenx SE (the "Company") for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
2.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	March 20, 2025

By:	/s/ Tim Van Hauwermeiren
	Name:	Tim Van Hauwermeiren
	Title:	Chief Executive Officer
(Principal Executive Officer)